Item 77 C -- Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Federated High Income Bond Fund was held on November 18, 1999. The following items, which are required to be reported under this Item 77C, were approved at the meeting:

The Definitive Proxy Statement for the Special Meeting held on November 18, 1999, was filed with the Securities and Exchange Commission on September 23, 1999, and is incorporated by reference. (File No. 811-2782)
LAST MEETING OF SHAREHOLDERS
A Special Meeting of Fund shareholders was held on November 18, 1999. On September 7, 1999, the record date for shareholders voting at the meeting, there were 222,215,946 total outstanding shares. The following items were considered by shareholders and the results of their voting were as follows:
1.  Election of Directors:
Names         For        Against   Abstentions and     Withheld
                                   Broker Non-Votes    Authority To Vote
Thomas G.
Bigley       141,017,766                               3,416,171

Nicholas P.
Constantakis 141,022,072                               3,411,865

John F.
Cunningham   141,080,454                               3,353,483

Charles F.
Mansfield,
Jr.          141,092,673                               3,341,264

John E.
Murray, Jr.  141,002,313                               3,431,624

John S.
Walsh        141,053,526                               3,380,411

2.  To make changes to the Fund's fundamental policies:
    a. To amend the Fund's fundamental investment policy regarding diversification.
For           Against      Abstentions     Broker Non-Votes
88,488,776    3,917,530    7,373,955       44,653,676

    b. To amend the Fund's fundamental investment policy regarding borrowing money and issuing senior securities.
For           Against      Abstentions     Broker Non-Votes
88,442,581    3,963,725    7,373,955       44,653,676

    c. To amend the Fund's fundamental investment policy regarding investments in real estate.
For           Against      Abstentions     Broker Non-Votes
88,458,180    3,948,126    7,373,955       44,653,676



    d. To amend the Fund's fundamental investment policy regarding investments in commodities.
For          Against     Abstentions   Withheld Authority To Vote
88,444,998   3,961,308   7,373,955     44,653,676

    e. To amend the Fund's fundamental investment policy regarding underwriting securities.
For            Against      Abstentions      Broker Non-Votes
88,489,093     3,917,213    7,373,955        44,653,676

    f. To amend the Fund's fundamental investment policy regarding lending by the Fund.
For           Against       Abstentions      Broker Non-Votes
88,441,341    3,964,965     7,373,955        44,653,676

    g. To amend the Fund's fundamental investment policy regarding concentration of the Fund's investments in the securities of companies in the same industry.
For           Against       Abstentions       Broker Non-Votes
88,489,732    3,916,574     7,373,955         44,653,676

    h. To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding buying securities on margin.
For           Against       Abstentions       Broker Non-Votes
88,461,000    3,945,306     7,373,955         44,653,676

    i. To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding investing in securities of other investment companies.
For           Against       Abstentions       Broker Non-Votes
88,465,624    3,940,682     7,373,955         44,653,676

    j. To make non-fundamental the Fund's fundamental investment policies relating to investing in fixed-income and corporate debt securities.
For           Against       Abstentions       Broker Non-Votes
88,371,926    4,034,380     7,373,955         44,653,676

    k. To make non-fundamental the Fund's fundamental investment policy relating to investing in equity securities.
For           Against       Abstentions       Broker Non-Votes
88,464,930    3,941,376     7,373,955         44,653,676



     l. To amend, and to make non-fundamental, the Fund's fundamental investment policy relating to temporary investments.
For           Against       Abstentions       Broker Non-Votes
88,492,423    3,913,883     7,373,955         44,653,676

3.  To eliminate certain of the Fund's fundamental investment policies:.
    a. To remove the Fund's fundamental investment policy regarding selling securities short.
For           Against        Abstentions       Broker Non-Votes
87,267,538    4,494,946      8,017,777         44,653,676

    b. To remove the Fund's fundamental investment policy on investing in oil, gas and minerals.
For           Against         Abstentions       Broker Non-Votes
87,284,448    4,478,036       8,017,777         44,653,676

    c. To remove the Fund's fundamental investment policy on investing in securities of new issuers.
For           Against         Abstentions        Broker Non-Votes
87,325,263    4,437,221       8,017,777          44,653,676

    d. To remove the Fund's fundamental investment policy on investing in issuers whose securities are owned by officers and Directors.
For           Against         Abstentions        Broker Non-Votes
87,264,856    4,497,628       8,017,777          44,653,676

    e. To remove the Fund's fundamental investment policy on investing for the purpose of exercising control.
For           Against         Abstentions        Broker Non-Votes
87,319,757    4,442,727       8,017,777          44,653,676

    f. To remove the Fund's fundamental investment policy on dealing in puts and calls.
For           Against         Abstentions        Broker Non-Votes
87,269,224    4,493,260       8,017,777          44,653,676

    g. To remove the Fund's fundamental investment policy on investing in foreign securities.
For           Against         Abstentions        Broker Non-Votes
87,300,073    4,462,411       8,017,777          44,653,676

    h. To remove the Fund's fundamental investment policy relating to short-term trading and portfolio turnover.
For           Against         Abstentions        Broker Non-Votes
87,312,443    4,450,041       8,017,777          44,653,676

4. To approve an amendment to and a restatement of the Fund's Articles of Incorporation to permit the Board of Directors to liquidate assets of the Fund or a class without seeking shareholder approval to the extent permitted under Maryland law.
For           Against         Abstentions        Broker Non-Votes
83,285,245    9,087,516       7,407,500          44,653,676


Current as of:  8/18/94